UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ISONICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISONICS CORPORATION

5906 McIntyre Street
Golden, CO 80403

September       , 2006

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders on Wednesday, October 18, 2006, at 8:30 a.m. at the Adam’s Mark Hotel located at 1550 Court Place, Denver, Colorado 80202 (telephone 303-893-3333) to consider a proposal for the election of seven directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The Board of Directors recommends that all shareholders vote for each of the persons nominated by the Board of Directors. Your support of our directors is very important to the future success of your company.

Proposal number 2 is for an amendment to our articles of incorporation to increase our authorized capitalization. Currently, we have insufficient remaining capitalization to accomplish our corporate objectives, as described in the proxy statement. Consequently, the Board of Directors recommends that the shareholders vote for ratification of this proposal. Your support of this proposal is also very important to the future success of your company.

Proposal number 3 is for the approval of the issuance of shares exceeding 19.99% of the number of shares then outstanding, which issuance will be accomplished pursuant to a financing transaction completed in May and June 2006 with Cornell Capital Partners, L.P. (“Cornell”), which approval is being sought in accordance with Nasdaq Marketplace Rule 4350(i)(D)(ii). The Board of Directors recommends that all shareholders vote for this proposal. Your support of this proposal is also very important to the future success of your company.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date, and return your proxy card in the enclosed envelope as soon as possible. This will assure that your stock will be voted in accordance with the instructions you give in your proxy card whether or not you attend the Annual Meeting. You may, of course, attend the Annual Meeting and vote in person even if you have previously sent in your proxy card. It is very important that every shareholder vote. PLEASE send in your proxy card in the enclosed return envelope.

Sincerely yours,
James E. Alexander, President

ISONICS CORPORATION

5906 McIntyre Street
Golden, CO 80403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on October 18, 2006

September     , 2006

TO THE SHAREHOLDERS OF ISONICS CORPORATION:

The Annual Meeting of Shareholders of ISONICS CORPORATION, a California corporation, (“We” or “Isonics”) will be held at the Adam’s Mark Hotel located at 1550 Court Place, Denver, Colorado 80202 (telephone 303-893-3333), on October 18, 2006 at 8:30 a.m. local time, to consider and take action on:

1.     The election of seven directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

2.     An amendment to our Articles of Incorporation to increase our authorized common stock to 175,000,000 shares.

3.     To approve the issuance of shares exceeding 19.99% of the number of shares then outstanding, which issuance will be accomplished pursuant to a financing transaction with Cornell, which approval is being sought in accordance with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii).

4.     Such other business as may properly come before the meeting, or any adjournments or postponements thereof.

The discussion of the proposals set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement. Only holders of record of our common stock on September 1, 2006 (“the Record Date”), will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND.

Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.

By Order of the Board of Directors:
James E. Alexander, President

PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

YOUR VOTE IS IMPORTANT

ISONICS CORPORATION

5906 McIntyre Street
Golden, CO 80403

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held on October 18, 2006

September      , 2006

We are furnishing this Proxy Statement to shareholders of ISONICS CORPORATION (“We” or “Isonics”) in connection with the solicitation of proxies by and on behalf of our board of directors for use at our Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournments or postponements thereof. We will hold the Annual Meeting at 8:30 a.m. local time, at the Adam’s Mark Hotel located at 1550 Court Place, Denver, Colorado 80202 (telephone 303-893-3333), on October 18, 2006. We will first mail this Proxy Statement to shareholders on or before September 20, 2006.

VOTING SECURITIES

Holders of record of our common stock at the close of business on September 1, 2006, will be entitled to vote on all matters. On the Record Date, we had                                    shares of common stock outstanding. The holders of shares of our common stock are each entitled to one vote per share. Our voting securities include only our outstanding common stock. (When used herein, the word “you” refers to our shareholders.)

A majority of the issued and outstanding shares of the common stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the meeting. As described in more detail below, if there is a quorum present the seven nominees for the Board of Directors receiving the greatest number of affirmative votes will be elected as directors (Proposal 1). A vote of a majority of the shares of common stock outstanding is necessary for the approval of Proposal 2 (the amendment to increase our authorized common stock). If a quorum is present, an affirmative vote of the majority of the shares voting is necessary for the approval of Proposal 3 (the approval of the financing transaction with Cornell).

Under California law, if any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes in the election of directors. The nominees receiving the highest number of votes of shares entitled to vote for them, up to the number of directors to be elected, will be elected. Votes withheld will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will have no other effect upon the election of directors or other proposals under California law. We seek discretionary authority to cumulate votes in the event that additional persons are nominated at the Annual Meeting for the election of directors. If any shareholder invokes his or her right for cumulative voting, the proxy holders intend to cast the votes covered by the proxies received by them in such a manner under cumulative voting as they believe will ensure the election of as many of our nominees named in this proxy statement as possible.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes, we believe that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will not be counted for the purposes of determining the outcome of the vote on the election of directors or on Proposals 2 and 3.

We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners. Certain of our officers, directors and regular employees may solicit proxies personally or by telephone or facsimile. We will not pay any officer, director, or employee additional compensation for doing so. We do not intend to retain a professional solicitor to assist in the solicitation of proxies.

We may, in our discretion, seek an adjournment of the meeting to a specific time and place if a quorum is not present or if we have not received sufficient proxies to approve Proposal 2 or Proposal 3.

If you give us a proxy, you may revoke the proxy at any time before it is voted. You may do so:

•       by giving notice to our corporate Secretary of your revocation; or

•       by filing another proxy with our corporate Secretary; or

•       by attending the Annual Meeting and voting in person.

We will ensure that all properly executed and unrevoked proxies received in time are voted in accordance with the instructions of the beneficial owners.

Questions and Answers About This Proxy Statement

The following responses to certain questions does not purport to be a complete statement of the information in this Proxy Statement, and are qualified by the more complete information set forth hereinafter.

Who is asking for my vote?

The Board of Directors of Isonics Corporation is sending this Proxy Statement, the attached Notice of Annual Meeting, and the enclosed proxy card on or before September 20, 2006 to you and all of our other persons who are shareholders of record as of the close of business on September 1, 2006. The Board of Directors is soliciting your vote for the annual meeting of shareholders.

Who is eligible to vote?

Shareholders of record who own shares of our common stock at the close of business on September 1, 2006 are eligible to vote. Although California law provides some alternative voting provisions as described above under “Voting Securities,” generally each share of common stock is entitled to one vote.

Why is the annual meeting being held?

The Annual Meeting is being held to elect persons to serve as directors of Isonics until the next annual meeting, and for the following additional purposes that are more completely described elsewhere in this Proxy Statement:

Proposal No. 2 asks our shareholders to consider and approve an amendment to our Articles of Incorporation to increase our authorized common stock to 175,000,000 shares. As described in much more detail under “Proposal No. 2,” below, we have a contractual obligation to seek shareholder approval to increase our authorized common stock to at least 175,000,000 at this meeting. More importantly, however, we need to increase our authorized common stock because we have insufficient authorized capital remaining for further equity financings or acquisitions using shares of our common stock as a portion of the consideration.

Proposal No. 3 asks our shareholders to approve the issuance of the “Transaction Shares” pursuant to our May 2006 financing transaction with Cornell Capital Partners, L.P. Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) prohibits the issuance of more than 20% of our outstanding common stock at a price potentially below market price at the time of issuance without shareholder approval. Our financing with Cornell may result in the issuance of more than 20% of the then outstanding shares at a price below the then market price. If our shareholders approve the issuance of the Transaction Shares, those share issuance limitations will be removed.

Proposal No. 4 asks our shareholders to grant the named proxy holder to vote on the shareholder’s behalf on such other business as may properly come before the meeting, or any adjournments or postponements thereof. At the present time, we know of no other matters that may be presented to the meeting other than procedural motions, such as motions to adjourn the meeting, or to call for a vote.

What are the Transaction Shares and How Many Might Isonics Issue?

As discussed above, Proposal No. 3 asks shareholders for the approval of the issuance of the “Transaction Shares.” The securities purchase agreement pursuant to which the financing was accomplished defines the “Transaction Shares” as being:

A maximum 57,924,215 shares that may be issued upon conversion of the outstanding 6% Debentures.

Shares issuable in payment of interest on the 6% Debentures. This is an amount that cannot be determined but will depend on the length of time that the principal amount is outstanding. The length of time that the principal will be outstanding will be dependent on the effectiveness of a registration statement registering the resale of the shares issued to the holder of the 6% Debenture, and the market price for our shares.

Shares issuable as liquidated damages pursuant to the Investor Registration Rights Agreement. This cannot be determined, and will be dependent on whether and when we obtain effectiveness of a registration statement for the resale of the shares.

6,000,000 shares issuable upon the exercise of common stock warrants held by Cornell.

Were Shares Issued In the Transaction For Which You Are Not Seeking Shareholder Approval?

Yes. We are not seeking shareholder approval for 560,000 shares that were issued to Cornell as partial consideration for the loan, 6,075,785 shares that might be issued upon conversion of the 6% Debentures, and 2,000,000 shares that might be issued upon the exercise of common stock warrants with a $1.25 exercise price. The total of these shares are less than 20% of the number of our shares of common stock outstanding on May 31, 2006, and, therefore, within the Nasdaq guidelines.

Might the annual meeting be adjourned?

We do not intend to seek adjournment of the annual meeting unless we have insufficient votes to meet a quorum (which requires the presence of at least a majority of the outstanding shares) or unless we have insufficient votes to approve Proposals 2 and 3. If any of those circumstances exist, we will consider the advisability of proposing adjournment to a specific time and place. If the meeting is adjourned, we will make a public announcement.

What happens if the shareholders do not approve Proposal No. 2 or Proposal No. 3?

If our shareholders do not approve Proposal No. 2, we will not have sufficient common stock to achieve any future financing or for mergers or acquisitions that we may wish to pursue. In addition, we will have certain obligations under our agreements with Cornell to call additional meetings to seek an increase in our authorized capital. Even without the contractual obligation, we would continue to seek shareholder approval for increased authorized capitalization for business reasons unassociated with our obligations to Cornell.

If our shareholders do not approve Proposal No. 3, Cornell will not be able to exercise certain warrants or convert certain 6% Debentures. In addition, we will be unable to pay interest to Cornell using shares of our common stock, or repay principal in shares. In that case, we will be obligated to use our limited cash resources to do so. If our shareholders do not approve Proposal No. 3, we will likely seek their approval of that same proposal at a future meeting.

Do you have any plans to issue any of the additional shares of common stock that may be authorized at this meeting?

At the present time, we have certain contractual commitments that may result in an issuance of shares of our common stock in excess of the 75,000,000 shares currently authorized. These include primarily our obligations to Cornell, described in Proposal No. 3, below. Other than our existing contractual commitments (which are described below), we have no plans to issue shares of our common stock in a financing or a merger at the present time.

Why did you send me this booklet?

This booklet is a Proxy Statement. It provides you with information you should review before voting on the Proposals listed above and in the Notice of Annual Meeting. You are receiving these proxy materials—a booklet that includes the Proxy Statement and one proxy card—because you have the right to vote on these important Proposals concerning your investment in Isonics.

How do I vote?

Shareholders who received this proxy statement directly from Isonics can vote by completing, signing and returning the enclosed proxy card promptly in the enclosed envelope or by attending the Special Meeting in person and voting.

Joint owners must each sign the proxy card.

If you own your shares through a broker-dealer or another nominee, you must vote your shares as instructed by that broker-dealer or other nominee. If you own your shares through a nominee, you are not considered to be a shareholder of record, and you will not be permitted to vote your shares in person at the annual meeting unless you have obtained a proxy for those shares from the person who holds your shares of record.

If a shareholder wishes to participate in the annual meeting but does not wish to give a proxy, the shareholder may attend the annual meeting in person. Should you require additional information regarding the annual meeting, please contact Isonics Corporation at (303) 279-7900.

Why does my name not appear as a shareholder of record?

Many, if not most, investors own their investment shares through a broker-dealer or other nominee. Broker-dealers frequently clear their transactions through other broker-dealers, and may hold the actual certificates for shares in the name of securities depositories, such as CEDE & Co. (operated by Depository Trust Company of New York City). In such a case, only the ultimate certificate holder appears on our records as a shareholder, even though that nominee may not have any economic interest in the shares that you actually own through your broker-dealer. You should contact your broker-dealer for more information about this process.

When and where will the annual meeting be held?

As described in the notice, we will hold the annual meeting at the Adam’s Mark Hotel located at 1550 Court Place, Denver, Colorado 80202 (telephone 303-893-3333). The annual meeting is scheduled for October 18, 2006 at 8:30 a.m., local time. If you expect to attend the annual meeting in person, please call Isonics at (303) 279-7900 to ensure that sufficient accommodations are prepared.

How does the board recommend that I vote?

The Board of Directors recommends that shareholders vote FOR each of the Proposals described in this Proxy Statement.

Our president, senior vice president, vice president, and chief financial officer have already granted proxies to Cornell to vote the shares that they own FOR the proposals.

How can I obtain more information about Isonics?

We have included an annual report to shareholders with this proxy statement that contains additional information about Isonics. In addition, information is available on our website at www.isonics.com and through the EDGAR filings maintained by the Securities and Exchange Commission at www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of our common stock as of the Record Date by: (i) each director or nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
James E. Alexander(1)	2,336,167	5.0%
Boris Rubizhevsky(2)	1,956,455	4.2%
Stephen J. Burden(3)	422,425	<1%
Lindsay A. Gardner(4)	453,562	<1%
Richard L. Parker(5)	92,927	<1%
John Sakys(6)	337,383	<1%
Russell W. Weiss(7)	50,000	<1%
Richard H. Hagman(8)	30,000	<1%
C. Stewart Verdery, Jr.(9)	30,000	<1%
All executive officers and directors as a group (10 persons). The address for all of the above directors and executives officers is: 5906 McIntyre Street, Golden, CO 80403	5,708,919	11.7%

       (1) Includes: (i) 435,000 shares of common stock underlying stock options of which 243,750 are vested as of the Record Date and which are currently exercisable; (ii) 100,000 shares of common stock underlying 100,000 warrants to purchase common stock of Isonics; (iii) 135,455 shares of common stock held in the name of The James & Carol Alexander Family Foundation; and (iv) 500,000 shares held by wife Carol Alexander.

       (2) Includes: (i) 1,067,372 shares of common stock held jointly with wife Nancy Eiden Rubizhevsky; (ii) 633,750 shares of common stock underlying stock options of which 322,500 are vested as of the Record Date and which are currently exercisable; (iii) 100,000 shares of common stock underlying 100,000 warrants to purchase common stock of Isonics; (iv) 33,333 shares of common stock held by wife Nancy Eiden Rubizhevsky; (v) 61,000 shares of common stock held by son Zachary Rubizhevsky; and (vi) 61,000 shares of common stock held by son Ryan Rubizhevsky.

       (3) Includes 290,429 shares of common stock underlying stock options of which 275,429 are vested as of the Record Date and which are currently exercisable.

       (4) Includes 203,014 shares of common stock underlying stock options of which 130,514 are vested as of the Record Date and which are currently exercisable.

       (5) Includes 92,927 shares of common stock underlying stock options that are currently exercisable.

       (6) Includes 332,812 shares of common stock underlying stock options of which 201,562 are vested as of the Record Date and which are currently exercisable.

       (7) Includes 50,000 shares of common stock underlying stock options that are currently exercisable.

       (8) Includes 30,000 shares of common stock underlying stock options that are currently exercisable.

       (9) Includes 30,000 shares of common stock underlying stock options that are currently exercisable.

As of the record date, there are no shares of our Series A, Series B, Series C, Series D or Series E Convertible Preferred Stock outstanding.

(c)   No Change of Control Arrangements.

We know of no plans or arrangement that will result in a change of control at Isonics.

(d)   Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding, Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a) (c)
Equity Compensation Plans Approved by Security Holders	3,761,932	$1.90	1,986,000
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	3,761,932	$1.90	1,986,000

PROPOSAL 1—ELECTION OF DIRECTORS

The following persons are nominated as directors of Isonics for a term of one year and until the election and qualification of their successors:

James E. Alexander	Boris Rubizhevsky
Richard L. Parker	Lindsay A. Gardner
Russell W. Weiss	Richard H. Hagman C. Stewart Verdery, Jr.

These persons will constitute the entire Board of Directors. The person named in the proxy intends to vote for those nominees, each of whom has been recommended for election by the Nominating Committee of the Board of Directors of Isonics, unless a shareholder withholds authority to vote for any or all of the nominees. The seven nominees receiving the greatest number of affirmative votes will be elected as directors. If any nominee is unable to serve or, for good cause, will not serve, the person named in the proxy reserves the right to substitute another person of his choice as nominee in his place. Each of the nominees has agreed to serve, if elected.

Identification of Directors and Executive Officers

The following table sets forth the names and ages of all the directors and executive officers of Isonics, and the positions held by each such person as of the Record Date. Each of the directors holds office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Each officer serves at the pleasure of the Board of Directors.

Name	Age	Position
James E. Alexander	57	President, Chief Executive Officer, Treasurer and Chairman of the Board
Boris Rubizhevsky	55	Senior Vice President, Vice Chairman and Director
Stephen J. Burden	57	Vice President, Semiconductor Materials and Products
John Sakys	38	Vice President, Chief Financial Officer and Secretary
Lindsay A. Gardner	55	Vice President, Corporate Development and Life Sciences and Director
Richard L. Parker(1)(2)(3)	62	Director
Russell W. Weiss(1)(2)(3)	59	Director
Richard H. Hagman(1)(2)(3)	60	Director
C. Stewart Verdery, Jr.(2)(3)	39	Director

       (1) Member of the Audit Committee.

       (2) Member of the Compensation Committee.

       (3) Member of the Nominating Committee

James E. Alexander is our co-founder with Mr. Rubizhevsky. He has served as our President, Chief Executive Officer and as a director since our inception. Mr. Alexander has worked full-time for Isonics since January 1994. From June 1972 to December 1993, he worked in a variety of technology positions at General Electric Corporation in the aircraft engine and nuclear power divisions, most recently as Manager of Technology Programs. Mr. Alexander received his Bachelors degree in Metallurgical Engineering from the University of Cincinnati and performed graduate work in materials science there. He earned a Masters degree in Business Administration from Santa Clara University.

Boris Rubizhevsky is our co-founder with Mr. Alexander. He has served as our Senior Vice President and a director since our inception. In October 2004, Mr. Rubizhevsky was named President of our wholly owned subsidiary, Homeland Security Defense Corporation. Mr. Rubizhevsky became Vice Chairman in March 1997 and has worked exclusively for Isonics during this time. From November 1986 through December 1994, he owned and operated SAR Marketing, a consulting firm providing business advice and services to large multinational corporations. From June 1977 to May 1986, Mr. Rubizhevsky worked at General Electric Corporation as Business Development Manager in various international locations. He received his Bachelors degree in Engineering from Stevens Institute of Technology.

Dr. Stephen J. Burden joined us in January 1997 as Director of Research & Development. He was promoted to Vice President, Semiconductor Materials effective January 1, 1999. From 1993 to 1997, Dr. Burden was Director of Product Development at SP3, Inc., a manufacturer of diamond-coated tools. From 1984 to 1993, he was Manager of Advanced Materials R&D at GTE Valenite, a subsidiary of GTE Corporation, a manufacturer of cutting tools. From 1974 to 1984, Dr. Burden was employed by General Electric Corporation in various capacities. Dr. Burden received his Ph.D. and Masters of Science degrees in Materials Science and Engineering from Drexel University, and his Bachelors degree in Science Engineering from Northwestern University. Dr. Burden also has an MBA from the University of Michigan.

John Sakys joined us in May 2001 as Controller. He was promoted to Vice President, Chief Financial Officer effective September 3, 2001, and he serves as corporate Secretary. From September 2000 to April 2001 Mr. Sakys was controller of AuraServ Communications. From July 1998 to September 2000 Mr. Sakys was Director of Financial Reporting for Media One, Inc. From December 1994 to July 1998 Mr. Sakys was an audit manager at Ernst and Young LLP. Mr. Sakys received his Bachelors degree in Business Economics with an emphasis in accounting from the University of California at Santa Barbara and is a Certified Public Accountant.

Lindsay A. Gardner has served as a director since September 1993. Ms. Gardner became our Vice President for Corporate Development and Life Sciences in October 2004 and November 2004, respectively. From 2001 until September 2004, Ms. Gardner was Director, Corporate Development and Strategic Planning for Menasha Corporation. From 1991 to 2001, Ms. Gardner was President of LG Associates, a U.S.-based management consulting firm providing strategic planning and materials management expertise to foreign company affiliates of U.S. companies in developing countries. During her tenure at LG Associates, Ms. Gardner resided in Moscow, Russia from September 1991 to January 1994, and Beijing, China from January 1994 to April 2000. From 1977 to 1991, Ms. Gardner worked for General Electric Corporation in a variety of management and functional positions including international marketing, quality assurance and supply chain management. Ms. Gardner received a Bachelors degree in International Economics from The George Washington University Elliott School of International Affairs and earned a Masters of Business Administration from the University of Louisville.

Richard L. Parker has served as a director since August 1998. Mr. Parker previously was Vice-President of Distribution Sales for Cypress Semiconductor and he held that position since December 1997 until his retirement, which was effective December 31, 2002. Previously, Mr. Parker was Director of Sales for Cypress from April 1984 to December 1997. Prior to joining Cypress, he held various sales and marketing management positions at Fairchild Semiconductor from 1973 to 1984. He received a Bachelors degree in Education from the University of North Dakota.

Russell W. Weiss has served as a director since January 2004. Mr. Weiss has 33 years of experience in the Semiconductor Industry and is currently Vice President and General Manager of the worldwide Sales Operations for KLA-Tencor. From April 2002 through February 2003, Mr. Weiss was President and Representative Director of KLA-Tencor Japan Ltd. From 1996 through April 2002, Mr. Weiss held various positions with KLA-Tencor. From 1991-1996 Mr. Weiss held various positions with Schlumberger with the most recent being Vice President and General Manager of Schlumberger ATE test equipment division. Mr. Weiss received his BSEE from Missouri University and his MBA from Babson College.

Dr. Richard H. Hagman has served as a director and a member of our Audit Committee since July 2005. From 2001 to the present time, and from 1994 through 1998, Dr. Hagman has been the owner of R.H. Hagman & Company, a company that provides management consulting, CEO and senior management coaching, investment banking (M&A), turnarounds, negotiations and mediation, and capital sourcing services to businesses in a wide variety of industries. Dr. Hagman has more than 20 years of corporate management and top-tier executive experience in several Fortune 500 companies. He was Chairman and CEO of WENR Corp. (formerly Western Energy Inc.), and served as Vice President and Corporate Officer of Cyprus Amax Minerals Co. Dr. Hagman also held senior investment and government affairs positions for such companies as Amoco Corp. He has also served as Administrative Director of Graduate Studies and Lecturer at the University of Chicago; Assistant Dean for Undergraduate Curriculum at Northwestern University, and as Rapporteur for the Fellows’ Meetings at the Adlai Stevenson Institute of International Affairs. Dr. Hagman has received masters and doctorate degrees from The University of Chicago, and completed his post-doctoral studies at The University of Chicago working specifically in management theory, organizational theory and labor relations.

C. Stewart Verdery, Jr. has served as a director since August 2004. Mr. Verdery is currently a principal at the Washington consulting firm Mehlman Vogel Castagnetti, Inc., and an Adjunct Fellow at the Center for Strategic and International Studies in their Homeland Security division. Mr. Verdery was nominated by President Bush and confirmed by the U.S. Senate in 2003 as Assistant Secretary for Homeland Security for Border and Transportation Security Policy and Planning. In that position, he oversaw policy development for key Department of Homeland Security (“DHS”) agencies, including U. S. Customs and Border Protection and the Transportation Security Administration, and worked closely with other DHS components and the rest of the executive branch. Mr. Verdery was general counsel to Senate Assistant Majority Leader Don Nickles (R-OK) from 1998 until 2002 and also served as counsel to two Senate Committees and Senator John Warner (R-VA). He is a graduate of Williams College and the University of Virginia School of Law.

Significant Employees and Family Relationships

There are no significant employees who are not also directors or executive officers. There were and are no family relationships among the officers, directors or any person chosen by Isonics to become a director or officer. No arrangement exists between any of the above officers and directors pursuant to which any one of those persons was elected to such office or position. None of our directors is also a director of another company which has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, or which is subject to the reporting requirements of Section 15(d) of that act. There are no proposed transactions in which a director, director nominee, executive officer, 5% or more beneficial owner or immediate family member of any of the foregoing has a direct or indirect material interest.

Involvement in Certain Legal Proceedings

Based on information submitted by the directors and executive officers, none of the directors or executive officers is involved in, or has been involved in, legal proceedings during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer.

None of our directors, executive officers, affiliates or beneficial owners of more than 5% of any class of voting securities is adverse to us or has a material interest adverse to us.

Meetings of the Board of Directors and Committees

The Board of Directors held eight formal meetings during the year ended April 30, 2006, and two meetings subsequently through the record date. Each director attended all of the formal meetings either in person or by telephone (except for three meetings of which one director at each meeting was not present). In addition, regular communications were maintained throughout the year among all of the officers and directors of Isonics and the directors acted by unanimous consent six times during the year ended April 30, 2006 and one time subsequently through the Record Date. We have standing Audit, Nominating and Compensation Committees.

We do not have a formal policy with regard to board members’ attendance at annual meetings, but we encourage them to attend shareholder meetings. All directors attended our last annual meeting of shareholders in person.

Audit Committee:   We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Richard L. Parker, Russell W. Weiss and Richard H. Hagman are the members of the Audit Committee, and the Board of Directors has determined that each is “independent” as that term is defined in Nasdaq Marketplace Rule 4200(a)(15). The Audit Committee has not designated its Audit Committee financial expert because each of the members of the Audit Committee takes responsibility for audit committee functions. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.isonics.com. We have amended the Audit Committee charter several times, most recently in May 2006.

The Audit Committee held five formal meetings during the year ended April 30, 2006, and one meeting subsequently through the record date. Each member of that committee attended each of those meetings in person or by telephone. The Audit Committee did not act at any time by unanimous written consent on during the year ended April 30, 2006, or subsequently.

The following constitutes the report the audit committee has made to the board of directors and, when read in connection with the Audit Committee Charter, generally describes the functions performed by the audit committee:

REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of Isonics Corporation

The rules and regulations of the SEC require Isonics to include in its proxy statement a report from its Audit Committee concerning the Audit Committee’s activities regarding oversight of Isonics’ financial reporting and auditing process.

Management is responsible for Isonics’ internal controls and the financial reporting process. The independent accountants of Isonics are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on Isonics’ financial statements. The Audit Committee’s responsibility is to monitor and oversee those processes. The Audit Committee hereby reports to the Board of Directors of Isonics Corporation that, in connection with the financial statements for the year ended April 30, 2006, the audit committee has:

•       reviewed and discussed the audited financial statements with management and the independent accountants;

•       discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

•       received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the accountant’s independence.

Based on the discussions and our review discussed above, we recommended to the board of directors that the audited financial statements for the year ended April 30, 2006, be included in the Isonics 2006 Annual Report to Shareholders on Form 10-KSB for that fiscal year.

Respectfully submitted,
The Audit Committee of Isonics Corporation
Richard H. Hagman, Chairman
Richard L. Parker, Member
Russell W. Weiss, Member

Compensation Committee:   The Compensation Committee has the authority to establish or recommend to the Board of Directors for determination the compensation of our chief executive officer and our other executive officers. The Compensation Committee held three formal meetings during the year ended April 30, 2006, and held one meeting subsequently through the Record Date.

Russell W. Weiss, Richard L. Parker, Richard H. Hagman and C. Stewart Verdery, Jr. serve as members of our Compensation Committee. Each of them are independent directors as required by Nasdaq Marketplace Rule 4350(c)(3), and none of them is an officer or an employee of Isonics or had any relationship requiring disclosure by Isonics under the SEC’s rules requiring disclosure of certain relationships and related party transactions. No Isonics executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Isonics’ Board of Directors or Compensation Committee.

Nominating Committee:   We have a standing Nominating Committee to direct and oversee the process by which individuals may be nominated to our Board of Directors. Our Nominating Committee consists of Russell W. Weiss, Richard L. Parker, Richard H. Hagman and C. Stewart Verdery, Jr., all of whom are independent directors as required by Nasdaq Marketplace Rule 4350(c)(4). Our Nominating Committee’s charter was adopted by the Board of Directors on January 27, 2004, and is available on our web site at www.isonics.com. Each member of the Nominating Committee must be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment.

The functions performed by the Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board of Directors and its committees. In making nominations, our Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders.

The Nominating Committee will consider nominees proposed by our shareholders. To recommend a prospective nominee for the Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to Isonics’ Nominating Committee at isonics@nuvox.net or c/o Chair, Nominating Committee, via first class U.S. mail, at Isonics Corporation, 5906 McIntyre Street, Golden, CO 80403.

A shareholder nomination submitted to the Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to Isonics by the date mentioned in the most recent proxy statement under the heading “Proposal From Shareholders” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5:

(i)            The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

(ii)        The number of shares and description of Isonics voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii)    The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information;

(iv)      Information regarding any family relationships of the proposed nominee as required by Item 401(c) of SEC Regulation S-B;

(v)          Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(d) of SEC Regulation S-B (and if so, provide the information regarding those legal proceedings required by Item 401(d) of Regulation S-B);

(vi)      Information regarding the share ownership of the proposed nominee required by Item 403 of Regulation S-B;

(vii)        Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-B;

(viii)    The signed consent of the proposed nominee in which he or she consents to being nominated as a director of Isonics if selected by the Nominating Committee; states his or her willingness to serve as a director if elected for compensation not greater than that described as being payable to directors in the most recent proxy statement; states whether the proposed nominee is “independent” as defined by Nasdaq Marketplace Rule 4200(a)(15); and attests to the accuracy of the information submitted pursuant to paragraphs (i), (ii), (iii), (iv), (v), (vi), and (vii), above.

Although the information may be submitted by fax, e-mail, mail or courier, the Nominating Committee must receive the proposed nominee’s signed consent, in original form, within ten days of making the nomination.

When the information required above has been received, the Nominating Committee will evaluate the proposed nominee based on the criteria described in our Nominating Committee charter which is available for review at our website, www.isonics.com. The principal criteria will be the needs of Isonics and the qualifications of such proposed nominee to fulfill those needs.

The Nominating Committee held no formal meetings during the year ended April 30, 2006, and through the Record Date. The Nominating Committee did act by unanimous written consent on one occasion during the year ended April 30, 2006. On August 2, 2006, by unanimous written consent, the Nominating Committee nominated all seven directors currently serving on our Board of Directors to stand for reelection.

No shareholder nominated any person to be a director prior to the May 1, 2006, deadline set forth in our last proxy statement.

Isonics has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Shareholder Communication with the Board of Directors

We value the views of our stakeholders (current and future shareholders, employees and others). Accordingly, our Board of Directors established a system through its audit committee to receive, track and respond to communications from shareholders addressed to Isonics’ board of directors or to its Non-Management Directors. Any shareholder who wishes to communicate with the Board of Directors or the Non-Management Directors may write to:

Chair, Audit Committee
c/o Isonics Corporation
5906 McIntyre Street
Golden, CO 80403
email address: isonics@nuvox.net

The chair of the Audit Committee will review all communications and report on the communications to the chair of the Nominating Committee, the full Board of Directors or the Non-Management Directors as appropriate. The chair of the Audit Committee will take additional action or respond to letters in accordance with instructions from the relevant Board of Directors source.

Code of Ethics

On January 27, 2004, our Board of Directors adopted a code of ethics that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics establishes standards and guidelines to assist our directors, officers, and employees in complying with both our corporate policies and with the law and is posted at our website: www.isonics.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded, paid to, or earned by the chief executive officer and the other principal officers of Isonics for the three years ended April 30, 2006. No other executive officer earned salary and bonus compensation exceeding $100,000 during any of those years. This includes all compensation paid to each by Isonics and any subsidiary.

					Long-term
					Compensation Awards
					Awards			Payout
						Securities
		Annual compensation			($)	Underlying
	Fiscal	($)	($)	($)	Restricted	Options &			All Other
Name and Principal Position	Year	Salary	Bonus	Other(a)	Awards	SARs (#)		LTIP	Compensation
James E. Alexander	2004	240,000	0	0	0	0		0	0
President & CEO*	2005	250,000	50,000	0	0	140,000	(d)	0	0
	2006	257,750	26,367	0	0	100,000	(e)	0	0
Boris Rubizhevsky,	2004	216,000	0	0	0	0		0	0
Senior Vice	2005	225,000	50,000	0	0	340,000	(f)	0	0
President*	2006	232,350	23,780	0	0	100,000	(g)	0	0
John Sakys,	2004	132,492	30,000	0	0	0		0	0
Vice President*	2005	142,917	20,000	0	0	75,000	(h)	0	0
	2006	181,250	18,983	0	0	50,000	(i)	0	0
Hans Walitzki,	2004	160,000	0	0	0	0		0	0
Vice President*	2005	178,933	0	0	0	0		0	0
	2006	176,667	0	0	0	0		0	0
Lindsay A. Gardner,	2004	0	0	0	0	0		0	0
Vice President*(b)	2005	85,865	0	0	0	140,000	(j)	0	0
	2006	150,667	0	0	0	0		0	0
Peter Christensen(c)	2004	0	0	0	0	0		0	0
	2005	0	0	0	0	0		0	0
	2006	191,748	0	0	0	0		0	0

                 * Executive officer

        (a) Excludes other compensation, the aggregate amount of which does not exceed the lesser of $50,000 or 10% of such named Executive Officers’ annual compensation.

       (b) Ms. Gardner joined Isonics as an executive officer in October 2004.

        (c) Mr. Christensen joined PPSC as Vice President of Sales in May 2005.

       (d) Options to purchase 100,000 shares of common stock were granted in February 2005 with an exercise price of $4.64 (of which 40,000 have vested as of the Record Date) and an expiration date of February 21, 2015. Options to purchase 40,000 shares of common stock were granted in April 2005, are currently exercisable at $2.04 per share and expire April 18, 2010.

        (e) Options to purchase 100,000 shares of common stock were granted in February 2006 with an exercise price of $1.96 (of which 25,000 have vested as of the Record Date) and an expiration date of February 8, 2016.

          (f) Options to purchase 300,000 shares of common stock were granted in February 2005 with an exercise price of $4.64 (of which 120,000 have vested as of the Record Date) and an expiration date of February 21, 2015. Options to purchase 40,000 shares of common stock were granted in April 2005, are currently exercisable at $2.04 per share and expire April 18, 2010.

        (g) Options to purchase 100,000 shares of common stock were granted in February 2006 with an exercise price of $1.96 (of which 25,000 have vested as of the Record Date) and an expiration date of February 8, 2016.

       (h) Options to purchase 75,000 shares of common stock were granted in February 2005 with an exercise price of $4.64 (of which 37,500 have vested as of the Record Date) and an expiration date of February 21, 2015.

          (i) Options to purchase 50,000 shares of common stock were granted in February 2006 with an exercise price of $1.96 (of which 12,500 have vested as of the Record Date) and an expiration date of February 8, 2016.

           (j) Options to purchase 100,000 shares of common stock were granted in October 2004 with an exercise price of $1.52 (of which 50,000 have vested as of the Record Date) and an expiration date of October 5, 2014. Options to purchase 40,000 shares of common stock were granted in April 2005, are currently exercisable at $2.04 per share and expire April 18, 2010.

In October 1996, we adopted an employee benefit plan under Internal Revenue Code Section 401(k). The 401(k) plan is a profit sharing plan under which both employees and Isonics are entitled to contribute a portion of compensation and earnings, respectively, to investment funds to supplement employee retirement benefits.

We do not have written plans to pay bonuses or deferred compensation to our employees except those expressly stated in the following sections.

We have adopted medical, dental, and life insurance plans for our employees and their dependents partly at our cost. In some cases, we also provide discretionary disability and other insurance plans for the benefit of our employees.

Options/SAR Grants

Stock Options and Option Plans

We grant options to executive officers, employees and consultants under the following plans (collectively the “Plans”):

(a)          2005 Stock Option Plan.   The 2005 Plan authorizes the grant of options to purchase 3,500,000 stock options. The options granted may be either incentive stock options, if they meet the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options. The options granted pursuant to this plan are subject to a registration statement on Form S-8, Commission file no. 333-128592. As of the Record Date, options to purchase 1,514,000 shares were outstanding under this plan.

(b)   1996 Stock Option Plan.   Although this plan has been terminated, there are options outstanding. The options granted pursuant to this plan are subject to a registration statement on Form S-8, Commission file nos. 333-74339 which has been incorporated into file no. 333-128592 pursuant to Rule 429. As of the Record Date, options to purchase 151,429 shares were outstanding under this plan. No further options will be issued under this plan.

(c)   1996 Executives’ Equity Incentive Plan.   The Executives’ Plan authorized the grant of options to purchase 2,000,000 stock options. The options granted may be either incentive stock options, if they meet the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options. The options granted pursuant to this plan are subject to a registration statement on Form S-8, Commission files nos. 333-52514 and 333-74339, which, have been incorporated into file no. 333-128592 pursuant to Rule 429. As of the Record Date, options to purchase 1,349,562 shares were outstanding under this plan. No further options will be issued under this plan.

(d)   1996 Equity Incentive Plan.   The Employees’ Plan authorized the grant of options to purchase 1,000,000 stock options. The options granted may be either incentive stock options, if they meet the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options. The options granted pursuant to this plan are subject to a registration statement on Form S-8, Commission files nos. 333-52514 and 333-74339, which, have been incorporated into file no. 333-128592 pursuant to Rule 429. As of the Record Date, options to purchase 556,941 shares were outstanding under this plan. No further options will be issued under this plan.

(e)   1998 Employee Stock Purchase Plan.   The Stock Purchase Plan authorizes employee purchase of up to 200,000 shares of Isonics common stock. As of the Record Date, employees had purchased a total of 91,436 shares of Isonics common stock pursuant to this plan. The shares included in this plan are subject to a registration statement on Form S-8, Commission file no. 333-74339, which, have been incorporated into file no. 333-128592 pursuant to Rule 429. This plan was terminated effective May 1, 2006.

Except for the Director’s Plan described below, we have not adopted any other stock option or stock appreciation rights plan. See “Compensation of Directors.”

Options/SAR Grants in Last Fiscal Year

We granted stock options to the executive officers named in the compensation table (above) during the fiscal year ended April 30, 2006. We did not grant any stock appreciation rights to any person during fiscal year 2006.

	Number of shares of common stock underlying Options (and percentage of all options granted to all employees during the year)		Exercise Price	Expiration Date
James E. Alexander	100,000	(19%)	$1.96	February 8, 2016
Boris Rubizhevsky	100,000	(19%)	$1.96	February 8, 2016
John Sakys	50,000	(10%)	$1.96	February 8, 2016

On May 5, 2006, we issued 75,000 stock options each to James E. Alexander, Boris Rubizhevsky and John Sakys along with 30,000 and 20,000 to Lindsay A. Gardner and Stephen J. Burden, respectively. The options have a ten-year life and are exercisable at $1.15 per share. We have not granted any additional stock options to the executive officers named in the compensation table subsequent to April 30, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

One executive officer, Lindsay A. Gardner, exercised 1,400 employee stock options during the year ended April 30, 2006. No other executive officer exercised employee stock options during the year ended April 30, 2006, or subsequently. The following table sets forth information regarding the year-end value of options being held by the Chief Executive Officer and the other such named executive officers on April 30, 2006.

Name and Principal Position	Shares acquired on exercise (#)	Value realized	Number of securities underlying unexercised options/stock appreciation rights at April 30, 2006 Exercisable/Unexercisable	Value of unexercised in-the-money options/stock appreciation rights at April 30, 2006 Exercisable/Unexercisable
James E. Alexander President & CEO	0	0	225,000 / 135,000	$12,800 / $0
Boris Rubizhevsky Senior Vice President	0	0	303,750 / 255,000	$12,750 / $0
Lindsay A. Gardner Vice President	1,400	<$5,000	123,014 / 50,000	$5,682 / $0
Stephen J. Burden Vice President	0	0	270,429 / 0	$44,540 / $0
John V. Sakys Vice President	0	0	182,812 / 75,000	$11,000 / $0
Hans Walitzki Vice President	0	0	204,000 / 0	$56,640 / $0

Long Term Incentive Compensation Plans, and Defined Benefit and Actuarial Plans

Isonics has no long term incentive compensation plans, defined benefit plans or actuarial plans.

Compensation of Directors

We reimburse directors for travel and related expenses associated with board of directors’ meetings. Historically we compensated non-employee directors $2,000 for attending Board of Directors’ meetings in person, and $500 for attending Board of Directors’ meetings telephonically. Effective May 1, 2006, we compensate non-employee directors $2,000 for attending Board of Directors’ meetings in person, $1,000 for attending Board of Directors’ meetings telephonically and we pay an additional $500 to the chair person for required preparation time.

The 1998 Directors’ Plan (the “Directors’ Plan”) authorized each person serving as a member of the Board of Directors who is not an employee of ours to receive options to purchase 20,000 shares of our common stock when such person accepts his position as a Director and to receive an additional option to purchase 10,000 shares of common stock when such person is re-elected as a Director provided such person is not an employee of Isonics. The exercise price for the options is the Fair Market Value (as defined in the Executives’ Plan) on the date such person becomes a director and the options are exercisable for five years from such date. The options granted under the Directors’ Plan vest immediately upon the date of the grant. In the event a Director resigns or is not re-elected to the Board, his or her failure to exercise the options in three months results in the options’ termination prior to the expiration of their term. We amended the Directors Plan effective May 1, 2006 so that we now grant each Director an option to purchase 20,000 shares of common stock when such person is re-elected as a Director provided such person is not an employee of Isonics. On September 9, 2005, the Board of Directors approved, and we entered into indemnity agreements with each of our directors.

Under the Directors’ Plan the following individuals have been granted options through the Record Date:

Name	Shares Under Option	Exercise Price	Expiration
Lindsay A. Gardner*	10,000	$1.06	November 12, 2006
	10,000	$1.00	November 19, 2007
	10,000	$1.42	April 27, 2009
Richard L. Parker**	10,000	$1.06	November 12, 2006
	10,000	$1.00	November 19, 2007
	10,000	$1.42	April 27, 2009
	10,000	$2.04	April 18, 2010
	10,000	$2.48	October 24, 2010
Russell W. Weiss	20,000	$1.17	January 5, 2009
	10,000	$1.42	April 27, 2009
	10,000	$2.04	April 18, 2010
	10,000	$2.48	October 24, 2010
Richard H. Hagman	20,000	$3.13	July 19, 2010
	10,000	$2.48	October 24, 2010
C. Stewart Verdery	20,000	$3.37	July 31, 2010
	10,000	$2.48	October 24, 2010

                 * Ms. Gardner became an officer of Isonics in October 2004 and is no longer eligible to participate in the Directors’ Plan. These options were granted to her at a time when she was eligible to participate in the Directors’ Plan.

          ** On April 19, 2005, the board of directors also granted Mr. Parker options to purchase 40,000 shares of common stock at $2.04 per share exercisable through April 18, 2010. These options were not granted under the Directors’ Plan, but were granted under the 2005 Stock Option Plan.

We do not have any other arrangements pursuant to which we compensate the Directors for acting in their capacities as such.

Employment Agreements, Termination of Employment and Change In Control Agreements

Currently both Mr. Alexander and Mr. Rubizhevsky are covered by employment agreements that are renewable on an annual basis. We have employment agreements with Dr. Stephen J. Burden, Dr. Hans Walitzki, Ms. Lindsay A. Gardner and Mr. John Sakys. The agreements have an indefinite term (except for the agreement with Dr. Walitzki which expires November 2006) and provide for at-will employment, terminable at any time by either party. The agreements provide for a rate of annual compensation, which we will review annually. Under each agreement, Dr. Burden, Dr. Walitzki, Ms. Gardner and Mr. Sakys are entitled to participate in our standard plans and policies. The agreements also include confidentiality and invention assignment provisions.

Report on Repricing of Options/SARs (as of the Record Date)

We did not reprice any options or stock appreciation rights during the fiscal year ended April 30, 2006, or subsequently.

Securities Authorized for Issuance Under Equity Compensation Plans (as of the Record Date)

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding, Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a) (c)
Equity Compensation Plans Approved by Security Holders	3,761,932	$1.90	1,986,000
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	3,761,932	$1.90	1,986,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not engaged in any related party transactions required to be disclosed herein.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Isonics. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based upon a review of the copies of such reports furnished to us and based upon written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended April 30, 2006 and subsequently. Cornell, holders of our 6% Debentures, has taken the position that, because provisions within the 6% Debentures that prevent them from converting shares of such stock at any time when the results of the conversion would result in ownership of more than 4.99% of the outstanding Isonics common stock, they are not subject to the reporting requirements of Section 16(a).

PROPOSAL 2—INCREASE IN AUTHORIZED CAPITALIZATION

General Description

The following table sets forth a general description of the shares of our common stock that are issued or authorized for issuance as of the Record Date. Currently there are 75,000,000 shares of common stock authorized, 2,500,000 shares of our Series B Preferred Stock authorized for issuance (no shares issued), and 5,150,000 shares of undesignated preferred stock authorized for issuance (no shares issued).

Shares of Common Stock Related Thereto
Shares of common stock outstanding
Shares of common stock issuable pursuant to the exercise of outstanding stock options and warrants that are currently currently exercisable.
Shares of common stock issuable pursuant to the exercise of outstanding warrants, which warrants will not be exercisable unless the shareholders approve Proposals 2 and 3.	6,000,000
Shares of common stock remaining for issuance pursuant to options issuable under the 2006 Stock Option Plan.
No options are issuable under any prior stock option plan	0
Shares of common stock issuable upon conversion of the remaining 8% convertible debentures (as of the record date).
Shares of common stock currently issuable upon conversion of the 6% convertible debentures (convertible as of the record date, based on the fixed conversion price).

Shares of common stock currently issuable upon conversion of the 6% convertible debentures (not currently convertible, based on the fixed conversion price). These 6% debentures will only be convertible upon shareholder approval of Proposals 2 and 3.

Common Stock.   As a result of a contractual committee to Cornell as described below, and because we do not have adequate authorized capital remaining, the Board of Directors has approved and recommends that the shareholders approve an increase in the number of shares of common stock we are authorized to issue.

We have issued and/or committed to issue a total number of shares of common stock greater than which we are currently authorized to issue. Unless the shareholders approve an increase in authorized capital, we may not be able to meet all of our contractual obligations with respect to the issuance of common stock or accomplish further equity-based financing or acquisitions using our common stock. In addition, we have a contractual obligation found in Section 4(m) of the Securities Purchase Agreement entered into in May 2006 in connection with our Cornell financing (described in more detail in Proposal No. 3, below) to seek shareholder approval of an increase in our authorized capitalization to 175,000,000 shares of common stock.

Subject to preferences that may be applicable to any preferred stock outstanding at the time (no preferred stock is currently issued and outstanding), the holders of outstanding shares of common stock are entitled to receive dividends from assets legally available at such times and in such amounts as the Board of Directors may from time to time determine.

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders.

Cumulative voting for the election of directors is specifically authorized by California law and the Bylaws. Under cumulative voting for the election of directors, upon a proper and timely request by a shareholder, each shareholder is entitled to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected. The votes may be cast for one or more candidates. Thus, under cumulative voting, a majority of the outstanding shares will not necessarily be able to elect all of the directors, and minority shareholders may be entitled to greater voting power with respect to election of directors than if cumulative voting did not apply.

The Bylaws provide that so long as we are a “listed company” as defined by applicable California law, there will not be cumulative voting in connection with the election of directors. Generally, a “listed company” is a company that is traded on the New York Stock Exchange, the American Stock Exchange or Nasdaq—National Market System. At the present time, we are not a “listed company” as defined in California law, and therefore cumulative voting will continue to apply in connection with the election of directors.

The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon Isonics’ liquidation, dissolution or winding up, the remaining assets legally available for distribution to shareholders, after payment of claims of creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of the common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.

Preferred Stock.   We currently have 7,650,000 shares of our preferred stock authorized, 2,500,000 shares of which are designated as Series B Convertible Preferred Stock. There are no shares of preferred stock issued and outstanding.

Proposed Amendment to Articles of Incorporation.

The Board of Directors has adopted resolutions authorizing amendments to Article III, Section (a) of our Articles of Incorporation, subject to shareholder approval, increasing the number of shares of common stock, which we may issue to 175,000,000, an increase of 100,000,000 shares. The language of the amendment that the shareholders will be asked to consider at the meeting is an amendment to Article III of our articles of incorporation so that Article III will read as follows:

The aggregate number of shares of capital stock which this corporation shall be authorized to issue is One Hundred Eighty Two Million Six Hundred and Fifty Thousand (182,650,000), which shall consist of:

(a)    One Hundred and Seventy Five Million (175,000,000) shares which shall be designated as Common Stock; and

(b)   Seven Million Six Hundred and Fifty Thousand (7,650,000) shares which shall be designated as Preferred Stock, including 2,500,000 shares which have been designated as Series B Convertible Preferred Stock.

If the recapitalization is approved, we expect to have sufficient capitalization to accomplish our corporate goals as expressed below.

Reasons for the Recapitalization Described in this Proposal

In the recent past, we have used our authorized but unissued common stock for numerous different purposes, including:

•       financing activities in private placements of our securities, including the issuance of convertible securities,

•       for the issuance of stock upon exercise of options, warrants and/or conversion of preferred stock and convertible debentures,

•       acquisition of Protection Plus Security Corporation in May 2005, for which we issued 526,527 shares as partial consideration

•       acquisition of Encompass Materials Group, Ltd. in June 2004, for which we issued 731,930 shares as partial consideration.

At the present time, we have insufficient remaining unissued and unreserved shares of our common stock to meet our obligations. The Board of Directors has determined that this lack of remaining capitalization may result in adverse consequences to Isonics should we be unable to issue common stock to meet certain contractual requirements. The Board of Directors also believes that we need a significant amount of authorized capitalization for Isonics to accomplish its future growth objectives. The Board of Directors from time-to-time considers various financing opportunities and a lack of authorized common stock would make equity financing opportunities difficult, if not impossible, to accomplish.

It is also important that our shareholders approve the increase in capitalization so that we will have sufficient authorized capital for us to complete our obligations with respect to our recently completed financing with Cornell (discussed further below). While we issued 6% Debentures and common stock warrants in this financing, we will be unable to permit more than a nominal number of 6% Debentures to convert or warrants to exercise based on our existing capitalization.

Currently, there are no other transactions anticipated that would require shareholder approval for the issuance of any common stock. Subject to the terms and conditions of our various agreements with Cornell (discussed below), we may engage in private placements in the future pursuant to which additional shares of common stock might be issued without any requirement of obtaining shareholder approval.

Effect of the Recapitalization Described in this Proposal

The recapitalization described in this Proposal will result in Isonics being able to issue a large number of additional shares of its common stock. Subject to fiduciary requirements under the business judgment rule, the Board of Directors may authorize the issuance of additional shares of common stock without the need to obtain further shareholder approval. If issued, these shares would greatly affect the percentage interest of our present shareholders by reducing the proportionate voting power of the outstanding shares of common stock.

In addition, the power to issue a substantial number of shares of common stock following the proposed recapitalization could be used by incumbent management to make any change in control of the Isonics more difficult. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to affect a takeover or otherwise gain control of Isonics. For example, additional shares of common stock could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid or to dilute the stock ownership of a person or entity seeking to obtain control of Isonics.

Despite such anti-takeover implications, the recapitalization is not the result of our knowledge of any specific effort to accumulate our securities or to obtain control of Isonics by means of a merger, tender offer, proxy solicitation in opposition to management, or otherwise. We are not submitting the proposed amendment for the recapitalization to enable us to frustrate any known efforts by another party to acquire a controlling interest in Isonics or to seek Board of Directors representation.

Furthermore, the proposed recapitalization is not a part of any plan by our management to adopt a series of amendments to render the takeover of Isonics more difficult. Management does not presently intend to propose any anti-takeover measures in future proxy solicitations. Except as indicated below, management is not aware of the existence of any other provisions currently in the Articles of Incorporation or Bylaws having any anti-takeover effects which would impose any burden in excess of requirements imposed by the California Corporation Code or federal law upon potential tender offerors or others seeking a takeover of Isonics.

•       Our Articles of Incorporation provide that the liability of corporate directors for monetary damages resulting from alleged breaches of their duty of care has been eliminated to the maximum extent provided by California law. Notwithstanding the amendment, directors remain potentially liable for breaches by them of their duty of loyalty to Isonics.

•       California law allows indemnification of directors, officers, employees, and agents against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee, or agent of the company if such person conducted himself in accordance with the applicable standard of care (requiring, among other things, actions taken in good faith in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation). The availability of indemnification to directors for liability based upon their actions in choosing to issue shares in an attempt to resist a takeover could influence a director in choosing whether to approve the issuance of common stock or preferred stock or in taking other actions to resist a takeover.

Relationship Between Proposal No. 2 and Proposal No. 3

If our shareholders do not approve an increase in our authorized capitalization as contemplated by this Proposal No. 2 (even though they may approve the financing transaction as contemplated by Proposal No. 3), we will still be limited in the number of shares that can be issued by our 75,000,000 share authorized capitalization.

On the other hand, if the shareholders approve an increase in our authorized capitalization but do not approve the transaction, then we will be limited to issuing 6,075,785 shares upon conversion of the 6% Debenture or payment of interest thereon, and to the exercise of the $1.25 warrant to purchase 2,000,000 shares as described in Proposal No. 3.

Whenever we have insufficient authorized capital, we have an obligation to Cornell to seek shareholder approval by calling a meeting within 30 days of becoming aware of insufficient authorized capital.

Federal Income Tax Consequences

Existing holders of our common stock will not be required to recognize any gain or loss for federal income tax purposes resulting from the approval and the completion of the recapitalization described in this Proposal.

Vote Required and Board Recommendation

Approval of Proposal No 2 for Isonics to amend the Articles to increase its authorized common stock requires the affirmative vote of a majority of the outstanding shares of our common stock. James E. Alexander, Boris Rubizhevsky, Lindsay A. Gardner, and John Sakys, beneficial holders of 3,278,991 shares of our common stock, have granted Cornell an irrevocable proxy to vote their shares FOR approval of Proposal No. 2.

The Board of Directors of Isonics recommends that shareholders vote FOR Proposal No. 2 for the increase in the number of authorized shares of common stock of Isonics. Unless otherwise specified, the enclosed proxy will be voted FOR the approval of Proposal No. 2.

PROPOSAL 3

APPROVAL OF THE ISSUANCE OF SHARES EXCEEDING 19.99% OF THE NUMBER OF SHARES
OUTSTANDING ON MAY 31, 2006, WHICH ISSUANCE WILL BE ACCOMPLISHED PURSUANT TO
A FINANCING TRANSACTION COMPLETED IN MAY AND JUNE 2006 WITH CORNELL, WHICH
APPROVAL WILL RESULT IN THE REMOVAL OF CERTAIN SHARE ISSUANCE LIMITATIONS
ASSOCIATED WITH THE MAY 2006 ISSUANCE OF CERTAIN CONVERTIBLE DEBENTURES AND
COMMON STOCK WARRANTS IN ACCORDANCE WITH NASDAQ MARKETPLACE
RULE 4350(i)(1)(D)(ii)

Background

On May 31, 2006, we completed a financing with Cornell, which included the issuance of 6% Debentures and common stock warrants. At the time of issuance, we limited Cornell’s ability to exercise the warrants issued to it or to convert the 6% Debentures to comply with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) which requires shareholder approval of a transaction potentially involving the issuance of shares at a price below market in a number in excess of 20% of the total number of shares then outstanding. The purpose of Proposal 3 is to obtain the stockholder approvals necessary under applicable Nasdaq Stock Market rules to allow for the full conversion of the 6% Debentures into common stock and the full exercise of the common stock warrants issued to Cornell. Our ability to repay and redeem the 6% Debentures and to pay interest in common stock, and the holders’ ability to convert the 6% Debentures and to exercise the associated warrants are also subject to certain “share issuance limitations” discussed more fully below.

Shareholder approval is required because if the 6% Debentures and associated warrants are fully converted and exercised, they would result in the issuance of more than 8,635,785 shares (being 20% of the number of our shares of common stock outstanding on May 31, 2006). To comply with the Nasdaq Marketplace Rule, we agreed with Cornell that:

The warrants to purchase 3,000,000 shares each at $1.75 per share and $2.00 per share were not exercisable until after our shareholders have approved the issuance of this warrant as contemplated in Section 4(l) of the Securities Purchase Agreement; and

The first 6% Debenture could not be converted into our common stock, or receive shares of common stock in payment of principal or interest, in an amount greater than 6,075,785 shares until after our shareholders approve the transaction as required by Section 4(l) of the Securities Purchase Agreement; and

The subsequent 6% Debentures can only be converted into, or repaid (or interest paid) by the issuance of shares of common stock after we have obtained shareholder approval as contemplated in Section 4(l) of the Securities Purchase Agreement.

As a result of those limitations, we are only obligated to issue shares to Cornell upon exercise of its warrant to purchase 2,000,000 shares at $1.25 per share, and no more than an additional 6,075,785 shares upon conversion of, or in payment of interest or principal on, the $10,000,000 6% Debenture. Section 4(l) of the Securities Purchase Agreement provides as follows:

“The Company shall obtain shareholder approval no later than October 31, 2006 (without the vote of any shares acquired in this transaction and related transactions) for the issuance of a maximum 57,924,215 shares as Conversion Shares (being 64,000,000 maximum shares to be issued less 6,075,785 Conversion Shares, which will registered in the Initial Registration Statement, as defined in the Investor’s Registration Rights Agreement, within the 19.99% requirement), (ii) shares issuable in payment of interest on the Debentures; (iii) shares issuable as liquidated damages pursuant to the Investor Registration Rights Agreement; and (iv) the Warrant Shares (the “Total Transaction Shares”). For the purposes of the shareholder approval requirement, the term “Total Transaction

Shares” does not include 6,075,785 Conversion Shares, the Buyers Shares, and the shares of the Company’s common stock issuable upon exercise of the 2,000,000 warrants with an exercise price of $1.25.”

Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) requires shareholder approval of such a transaction (the “Shareholder Approval Requirement”). Since our common stock is trading on the Nasdaq SmallCap market, we are subject to the Nasdaq Marketplace Rules, including Rule 4350(i)(1)(D)(ii).

The Financing

On May 31, 2006, we completed a private placement pursuant to which we issued to Cornell:

•       A 6% Debenture with a principal amount of $10,000,000, the first of three 6% Debentures, for which the aggregate principal amount will be $16,000,000, and

•       Three warrants to purchase a total of 8,000,000 shares of our common stock at exercise prices of $1.25 per share (2,000,000 warrants), $1.75 per share (3,000,000 warrants) and $2.00 per share (3,000,000 warrants). Each of the warrants can be exercised for a period of three years although the $1.75 and $2.00 warrants are not exercisable unless our shareholders approve Proposals 2 and 3.

To complete the transaction, we entered into the following agreements (collectively the “Transaction Documents”), each of which is discussed in more detail below:

•       Securities Purchase Agreement,

•       6% Debenture,

•       Warrant Agreements,

•       Security Agreements,

•       Registration Rights Agreement,

•       Voting Agreement, and

•       Irrevocable Transfer Agent Instructions

Securities Purchase Agreement

To complete the transaction, we entered into the Securities Purchase Agreement with Cornell. In the Securities Purchase Agreement:

•       We made customary representations and warranties to Cornell, and received customary representations and warranties from Cornell;

•       Cornell agreed not to make any short sales of our common stock or engage in hedging transactions.

•       We agreed to seek shareholder approval of an amendment to our articles of incorporation to increase the authorized stock to at least 175,000,000 shares of common stock and to approve the transaction by October 31, 2006 (the “Shareholder Approval Requirement”).

The 6% Debentures

The 6% Debentures (of which $13,000,000 has been issued as of the Record Date) will ultimately be issued in the aggregate principal amount of $16,000,000. The 6% Debentures bear an interest rate of 6%. Interest is payable at maturity, and we may elect to pay interest in cash or shares of our common stock. If we elect to pay interest in shares of our common stock, the shares will be valued at 88% of the average VWAP (volume weighted average price) of our common stock for the five trading days immediately preceding the maturity date. The 6% Debentures will mature on May 30, 2009 unless previously paid.

We may prepay the principal amount of the 6% Debentures at any time upon not less than ten trading days notice provided the closing bid price of our stock is less than $2.50 per share. In order to redeem the 6% Debentures in that circumstance, we will also have to pay a 20% prepayment premium. If the price is greater than $2.50 per share for 20 consecutive trading days and there is an effective registration statement, we can force the holder to convert the outstanding principal and interest into shares of our common stock without any prepayment premium.

The holders may convert the 6% Debentures into shares of our common stock at any time (and from time to time) at a conversion price of $1.25 per share. After September 27, 2006, the holder may convert the 6% Debentures into shares of our common stock at a price equal to 80% of the average of the two lowest daily VWAPs of the common stock during the five trading days immediately preceding the conversion date (“Market Conversion Price”). There are some restrictions on the holder’s right to convert:

•       After September 27, 2006, and through January 25, 2007, the holder may not convert the 6% Debentures at the Market Conversion Price in an amount more than $200,000 per seven calendar day period. After January 25, 2007, the conversion limitation is $400,000 per seven calendar day period;

•       Until we meet the Shareholder Approval Requirement, the 6% Debentures for $13,000,000 cannot be converted into more than 6,075,785 shares (including shares issued in payment of interest) and the other debentures cannot be converted at all;

•       The maximum number of shares that may be issued upon conversion of the principal amount is 64,000,000 shares; and

•       The Share Issuance Limitations discussed below.

Under certain circumstances, the 6% Debenture holders are entitled to have the conversion price adjusted to correspond to common stock holders’ rights to any stock dividend, stock split, stock combination or reclassification of shares. The $1.25 conversion price (the “Fixed Conversion Price”) is also subject to a weighted average dilution adjustment if we issue shares of our capital stock at an effective price of less than $1.25 per share. No adjustment will be made for the issuance of “Excluded Securities,” which includes:

(a)          any issuance of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital),

(b)         any issuance of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity,

(c)          options to purchase shares of our common stock, provided (I) such options are issued after the date of the 6% Debenture to our employees within 30 days of such employee’s starting his employment with us, and (II) the exercise price of such options is not less than the closing price of the common stock on the date of issuance of such option,

(d)         securities issued pursuant to an “Approved Stock Plan” (including any employee benefit plan which has been approved or is in the future approved by our board of directors, pursuant to which our securities may be issued to any employee, consultant, officer or director for services provided to us),

(e)          up to 1,000,000 shares without registration rights and not pursuant to Form S-8 that may be issued from time to time at a price no less than the VWAP ending within three business days prior to the completion of the transaction (the primary purpose of which is not to raise equity capital), and

(f)            any issuance of securities to holders of our other outstanding securities provided such transactions are in accordance with the terms of such instrument (including any anti-dilution protection contained in such instrument) or are on terms determined by our board of directors to be no less favorable to Isonics than the existing terms.

Through May 30, 2007 (or until the 6% Debentures and related accrued interest have been repaid if sooner), the holder of the 6% Debentures has a right of first refusal to participate in 50% of any future financing to raise equity. After May 30, 2007 (or until the 6% Debentures and related accrued interest have been repaid, if sooner), the holder’s right to participate is reduced to 25%. We also agreed not to issue or sell any capital stock (other than Excluded Securities) below a defined market-based price, grant security interests (with certain exceptions), or file Form S-8 registration statements without the holder’s consent so long as the 6% Debentures are outstanding.

Without the holder’s consent, we agreed not to enter into any debt agreements. However, we are authorized to grant security interests for capital lease financing, in cases where the security interest is in the nature of a purchase money security interest, and for funds used for acquisitions of a business that has positive earnings before interest, taxes, depreciation, and amortization expenses or to refinance purchase money security interest initially taken.

We also granted the 6% Debenture holders a security interest in all of our assets and our subsidiaries, including Isonics Vancouver, Inc., Protection Plus Security Corporation, and Isonics Homeland Security and Defense Corporation. Under the security agreements with Isonics and our subsidiaries, we agreed not to terminate or materially change the positions of James E. Alexander, Boris Rubizhevsky, and John Sakys without Cornell’s prior written consent. The security agreements state that the employment of James E. Alexander, Boris Rubizhevsky, and John Sakys in their current positions were material factors in Cornell’s willingness to institute and maintain a lending relationship with Isonics. The security agreements also prohibit change of control transactions and other significant events without the secured party’s prior consent.

Events of default under the 6% Debenture include non-payment of amounts when due, a failure to timely deliver securities upon a conversion or in payment of interest, a bankruptcy, a failure to be listed on the Nasdaq Capital Market or the OTC Bulletin Board, a change of control transaction, a default in other indebtedness exceeding $500,000, and a failure to comply with other covenants, representations, and warranties of the agreement.

Remedies for an event of default include the option to accelerate payment of the full principal amount of the 6% debentures, together with interest and other amounts due, to the date of acceleration. The holder may request payment of such amounts in common stock or in cash.

The Warrants

In the transaction, we issued to Cornell three different warrants, each exercisable through May 30, 2009, as follows:

•       A warrant to purchase 2,000,000 shares exercisable at $1.25 per share, subject to a weighted average dilution adjustment for the issuance of shares (other than Excluded Securities) at a price less than $1.25 per share (which warrant is currently exercisable);

•       A warrant to purchase 3,000,000 shares exercisable at $1.75 per share, subject to a weighted average dilution adjustment for the issuance of shares (other than Excluded Securities) at a price less than $1.75 per share (which warrant is not exercisable until our shareholders approve Proposals 2 and 3); and

•       A warrant to purchase 3,000,000 shares exercisable at $2.00 per share, subject to a ratchet price adjustment for the issuance of shares (other than Excluded Securities) at a price less than $2.00 per share (which warrant is not exercisable until our shareholders approve Proposals 2 and 3).

In each case, the exercise of the warrants is also subject to the “share issuance limitations” discussed below.

Share Issuance Limitations

The Warrants and the 6% Debentures are subject to the following additional share issuance limitations:

•       The warrants are exercisable for cash only, unless after January 15, 2007, we do not have a registration statement effective that permits the resale of the underlying shares, at which time the holder may exercise the warrant via a cashless exercise.

•       Under the terms of the 6% Debentures and the associated warrants, we are prohibited from issuing shares of our common stock to the holders of the 6% Debentures (upon conversion, in payment of interest, or in redemption or payment of the 6% Debentures) and the warrants (upon exercise) if the issuance would result in any holder owning more than 4.99% of our outstanding common stock (although the holders can waive this provision upon more than 65 days notice to us).

•       Until we meet the Shareholder Approval Requirement, we are not able to issue more than 2,000,000 shares upon the exercise of the $1.25 warrant and 6,075,785 shares upon conversion of the 6% Debentures.

Registration Rights Agreement

As a part of the transaction, we entered into the Registration Rights Agreement with Cornell. As a result, we have an obligation to register the shares of common stock underlying the 6% Debentures and Warrants. We have filed the initial registration statement, and under the agreement we are obligated to obtain effectiveness of that registration statement before September 27, 2006. Assuming our shareholders approve Proposals 2 and 3, we have an obligation to file a new registration for the additional shares by November 30, 2006 and to achieve effectiveness of that registration statement by January 15, 2007.

If we fail to meet any of the registration statement requirements, we will be obligated to pay the holders liquidated damages equal to 1% of the liquidated value of the 6% Debentures outstanding for each 30 day period after the applicable date as the case may be. The liquidated damages will be pro rated for each day, and in no case will we be obligated to pay liquidated damages for more than a total of 365 calendar days. We may elect to pay any liquidated damages in cash or shares of our common stock

Nasdaq Listing Requirements and the Necessity of Stockholder Approval

Our common stock is listed on the Nasdaq SmallCap Market and, as such, we are subject to the Nasdaq Marketplace Rules. Marketplace Rule 4350(i)(1)(D)(ii) requires that an issuer obtain stockholder approval prior to the issuances of common stock or securities convertible into or exchangeable for common stock at a price equal to or less than the greater of market or book value of such securities (on an as-converted basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction. Shares of common stock issuable upon the exercise or conversion of the 6% debentures and associated warrants discussed above are considered common stock issued for purposes of determining whether the 20% limit has been reached. Depending on the facts and circumstances existing at the time of any conversion, redemption, interest payment, or exercise (and but for the share issuance limitation), we may be obligated to issue shares that would violate this NASDAQ requirement.

If our shareholders approve Proposal 3, the 19.999% contractual limitation as to the number of shares that can be issued will no longer be applicable, and we will be able to issue additional shares of our common stock to the holders of the 6% Debentures and the associated warrants. Even if our shareholders approve Proposal 3, we will retain discretion on whether to issue shares in payment of interest or repayment of the amount due on the 6% Debentures. Even if the shareholders approve Proposal 3, the 4.99% limitation will continue to be applicable until (if ever) waived by a holder

Relationship Between Proposal No. 2 and Proposal No. 3

If our shareholders do not approve an increase in our authorized capitalization as contemplated in Proposal No. 2 (even though they may approve the transaction as contemplated in this Proposal No. 3, thereby waiving the 20% requirement), we will still be limited in the number of shares that can be issued by our 75,000,000 share authorized capitalization.

On the other hand, if the shareholders approve an increase in our authorized capitalization but do not approve the transaction, then we will be limited to issuing 6,075,785 shares upon conversion of the 6% Debenture or payment of interest thereon, and to the exercise of the $1.25 warrant to purchase 2,000,000 shares. We also have an obligation to continue to seek shareholder approval until approval of both proposals is obtained.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares voting at the meeting (if a quorum is present) is necessary for removal of the share issuance limitation. James E. Alexander, Boris Rubizhevsky, Lindsay A. Gardner, and John Sakys, beneficial holders of 3,278,991 shares of our common stock, have granted Cornell an irrevocable proxy to vote their shares FOR approval of Proposal No. 3.

The Board of Directors of Isonics recommends that shareholders vote FOR Proposal No. 3 for the removal of the Share Issuance Limitations in accordanc with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii). Unless otherwise specified, the enclosed proxy will be voted FOR the approval of Proposal No. 3.

INDEPENDENT PUBLIC ACCOUNTANTS

We dismissed Grant Thornton LLP (“Grant Thornton”) as our principal auditors on November 24, 2004, and retained Hein & Associates as our principal auditor on that date. We had no relationship with Hein & Associates before we retained them on November 2004.

A representative of Hein & Associates, LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions from shareholders.

Audit Fees.

During our 2006 fiscal year, our principal accountant, Hein & Associates, billed us aggregate fees in the amount of approximately $158,000. These amounts were billed for professional services that Hein & Associates provided during our fiscal 2006 for the audit of our annual financial statements, review of the financial statements included in our report on 10-QSB, review of our securities offerings and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for that fiscal year.

During our 2005 fiscal year, our former accountant, Grant Thornton, billed us aggregate fees in the amount of approximately $158,000. During our 2005 fiscal year, Hein & Associates, our principal accountant, billed us aggregate fees of approximately $141,000. In both cases, these amounts were billed for professional services that the accountants provided for the audit of our annual financial statements, review of the financial statements included in our reports on 10-QSB, and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for that fiscal year. In the case of Grant Thornton, such services also involved a review of registration statements. In the case of Hein & Associates, such services also involved the commencement of a reaudit of our 2004 fiscal year.

(b)          Audit-Related Fees.

Hein & Associates billed us aggregate fees in the amount of $0 for the fiscal years ended April 30, 2006 and 2005 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

(c)           Tax Fees

Hein & Associates billed us aggregate fees in the amount of $0 for the fiscal years ended April 30, 2006 and 2005 for tax compliance, tax advice, and tax planning.

(d)          All Other Fees

Hein & Associates billed us aggregate fees in the amount of $53,000 and $14,000 for the fiscal years ended April 30, 2006 and 2005 for other fees, including services for due diligence procedures related to the acquisition of PPSC.

Grant Thornton billed us aggregate fees in the amount of $0 and $3,000 for the fiscal years ended April 30, 2006 and 2005, respectively for other fees, including services for due diligence procedures.

(e)           Audit Committee’s Pre-Approval Practice

Section 10A(i) of the Securities Exchange Act of 1934 prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee of the Board of Directors, or unless the services meet certain de minimis standards. The Audit Committee’s charter (as amended May 18, 2006) provides that the Audit Committee must:

Preapprove all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by §10A(i)(1)(A) of the Securities Exchange Act of 1934 (as amended by the Sarbanes-Oxley Act of 2002).

Preapprove all non-audit services (other than certain de minimis services described in §10A(i)(1)(B) of the Securities Exchange Act of 1934 (as amended by the Sarbanes-Oxley Act of 2002)) that the auditors propose to provide to us or any of its subsidiaries.

The Audit Committee considers at each of its meetings whether to approve any audit services or non-audit services. In some cases, management may present the request; in other cases, the auditors may present the request. At its annual meeting in October 2005, our Audit Committee approved Hein & Associates performing our audit for the 2006 fiscal year. In November 2004 the Audit Committee approved Hein & Associates performing the reaudit of our 2004 fiscal year and the audit of our 2005 fiscal year.

The percentage of the fees for audit, audit-related, tax and other services were as set forth in the following table:

	Percentage of total fees paid to Grant Thornton (2004 and 2005) and to Hein & Associates (2006)
	Fiscal Year 2006	Fiscal Year 2005
Audit fees	75%	91%
Audit-related fees	0%	0%
Tax fees	0%	4%
All other fees	25%	5%

According to information provided by our principal accountants, all services were performed by persons who were their full time employees.

The Audit Committee has considered the information described in “All Other Fees” above and believes that it is compatible with maintaining the principal accountant’s independence.

The pre-approval policies and procedures of the audit committee are described in the Audit Committee Charter. The Audit Committee preapproved 100% of the services described under “Tax Fees” and “All Other Fees.” No pre-approval was required under “Audit-Related Fees” as no services were performed by Grant Thornton and/or Hein & Associates and no fees were incurred.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one proxy statement and annual report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy was delivered. Shareholders desiring to receive a separate copy in the future may contact us through our Corporate Secretary, 5906 McIntyre Street, Golden, CO 80403, or by telephone: (303) 279-7900.

Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us through our Corporate Secretary, 5906 McIntyre Street, Golden, CO 80403, or by telephone: (303) 279-7900 to request that a single copy be delivered.

PROPOSALS FROM SHAREHOLDERS

We expect to hold our next annual meeting of shareholders in October 2007. Proposals from shareholders intended to be present at the Annual Meeting of shareholders should be addressed to Isonics Corporation, Attention: Corporate Secretary, 5906 McIntyre Street, Golden, CO 80403 and we must receive the proposals by May 1, 2007. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After May 1, 2007, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

ANNUAL REPORT TO SHAREHOLDERS

This proxy statement is being accompanied by our annual report to shareholders. The annual report to shareholders does include our audited financial statements.

ANNUAL REPORT ON FORM 10-KSB AND QUARTERLY REPORT ON FORM 10-QSB

Our Annual Report on Form 10-KSB for the year ended April 30, 2006, and other reports filed under the Securities Exchange Act of 1934, are available to any shareholder at no cost upon request to: Corporate Secretary, 5906 McIntyre Street, Golden, CO 80403, or by telephone: (303) 279-7900, or through the Internet at www.sec.gov.

OTHER MATTERS

Management does not know of any other matters to be brought before the meeting. Should any other matter requiring a vote of shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

By Order of the Board of Directors:
Isonics Corporation
James E. Alexander, President